Exhibit (a)(7)


              CHAMPION INTERNATIONAL CORPORATION SAVINGS PLAN
                       PARTICIPANT'S INSTRUCTION FORM





                 PLEASE COMPLETE, SIGN AND DATE THIS INSTRUCTION FORM AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IT MUST BE RECEIVED BY THE TRUSTEE NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON THURSDAY, JUNE 15, 2000.

        RE:    EXCHANGE OF SHARES OF COMMON STOCK
               OF CHAMPION INTERNATIONAL CORPORATION
               HELD IN MY SAVINGS PLAN ACCOUNT

        To:    Morgan Guaranty Trust Company of New York, as Trustee

        As a participant in a Champion International Corporation Savings Plan of which you serve as trustee, I received copies of the Offer to Exchange and the related Letter of Transmittal relating to the offer by a wholly owned subsidiary of International Paper Company to exchange each outstanding share of common stock of Champion (the "Shares") for a combination of (i) $50 in cash and (ii) shares of International Paper common stock with a value of $25 (based on the average trading price of International Paper common stock prior to the closing of the exchange offer, except that if the average trading price is less than $34 per share, the number of shares of International Paper common stock will be fixed at
 .7353), as more fully described in the Offer to Exchange.

               I hereby direct you to:

               [  ]   Exchange all Shares held in my account.
               [  ]   Exchange only ___% (insert a whole number percentage) of
                      such shares.
               [  ]   Do not exchange any such Shares.


Dated: _______________________, 2000        __________________________________
                                                 Signature of Participant


If you wish to know the number of Shares in your Savings Plan account, please call 1-800-323-6334. If you have elected to exchange Shares held in your account, then your instructions to the Savings Plan trustee will also apply to any Shares which are added to your Account on or before 5:00 P.M. New York City time, Thursday, June 15, 2000, when all Participants' instructions must be received by the trustee.